Exhibit 5.1

Brett D. White
(650) 843-5191
whitebd@cooley.com

April 26, 2007

Avigen, Inc.
1301 Harbor Bay Parkway
Alameda, CA 94502

Dear Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the sale of up to 3,808,733 shares of the common stock of Avigen, Inc. (the “Company”), par value $0.001 (the “Shares”), pursuant to a Registration Statement on Form S-3 and the related Prospectus and Prospectus Supplement filed with the Securities and Exchange Commission (the “Commission”). All of the Shares are to be sold by the Company as described in the Registration Statement and related Prospectus and Prospectus Supplement.

In connection with this opinion, we have examined and relied upon the Registration Statement, and related Prospectus included therein, the Prospectus Supplement filed with the Commission pursuant to Rule 424 of the Securities Act of 1933, as amended, the Company’s Amended and Restated Certificate of Incorporation and Bylaws, as currently in effect, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of officers of the Company and have not sought to independently verify such matters. Our opinion is expressed only with respect to the laws of the State of Delaware.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and the related Prospectus and Prospectus Supplement, will be, validly issued, fully paid and non-assessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and the Prospectus Supplement included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

COOLEY GODWARD KRONISH LLP

By:	/s/ Brett D. White
BRETT D. WHITE